PHOENIX ASSET TRUST
CIK# 0001018593
Semi-Annual 06/30/08


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2- Series 2-
Class A , Class B, Class C and Class I are zero.

73A1/73A2- Series 2-
Class A, Class B, Class C and Class I are zero

74U1/74U2- Series 2-
Class A 1,394, Class B 118, Class C 474 and Class I 2,242.

74V1/74V2- Series 2-
Class A $14.39, Class B $13.67, Class C $13.69 and Class I $14.63.